EXHIBIT 4.1

                            ARKANSAS BEST CORPORATION

                            SUPPLEMENTAL BENEFIT PLAN



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                            ARKANSAS BEST CORPORATION

                            SUPPLEMENTAL BENEFIT PLAN
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                                TABLE OF CONTENTS

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Article I.  Establishment and Purpose.............................................................................1
         1.1      Establishment...................................................................................1
         1.2      Purpose.........................................................................................1

Article II.  Definitions and Construction.........................................................................1
         2.1      Definitions.....................................................................................1
                  (a)      "Administrator"........................................................................1
                  (b)      "Alternative Earnings Rate"............................................................1
                  (c)      "Basic Benefit"........................................................................2
                  (d)      "Benefit"..............................................................................2
                  (e)      "Beneficiary"..........................................................................2
                  (f)      "Board of Directors"...................................................................2
                  (g)      "Business Day".........................................................................2
                  (h)      "Category I Participant"...............................................................2
                  (i)      "Category II Participant"..............................................................2
                  (j)      "Change in Control"....................................................................2
                  (k)      "Code".................................................................................4
                  (l)      "Company"..............................................................................4
                  (m)      "Current Qualified Plan"...............................................................4
                  (n)      "Deferral Account".....................................................................4
                  (o)      "Deferral Election"....................................................................4
                  (p)      "Deferred Benefit".....................................................................4
                  (q)      "Deferred Participant".................................................................4
                  (r)      "Deferred Payment(s)"..................................................................5
                  (s)      "Deferred Payment Date"................................................................5
                  (t)      "Earnings" ............................................................................5
                  (u)      "Election Form"........................................................................5
                  (v)      "Eligible Deferral  Participant" ......................................................5
                  (w)      "Final Election Date"..................................................................5
                  (x)      "Installment Payment"..................................................................6
                  (y)      "Investment Election"..................................................................6
                  (z)      "Lump Sum".............................................................................6
                  (aa)     "Money Market Fund"....................................................................6
                  (bb)     "Participant"..........................................................................6
                  (cc)     "Plan".................................................................................6
                  (dd)     "Plan Year"............................................................................6
                  (ee)     "Qualified Plan".......................................................................7
                  (ff)     "Rules of General Application".........................................................7


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                  (gg)     "Separates" or "Separation"............................................................7
                  (hh)     "Special Restored Compensation"........................................................7
                  (ii)     "Statutory Limitations"................................................................7
                  (jj)     "Third-Party Recordkeeper".............................................................7
                  (kk)     "VSP"..................................................................................8
         2.2      Gender and Number...............................................................................8
         2.3      Severability....................................................................................8
         2.4      Applicable Law..................................................................................8
         2.5      Plan Not an Employment Contract.................................................................8

Article III.  Participation.......................................................................................8
         3.1      Participation...................................................................................8

Article IV.  Benefit and Payment..................................................................................9
         4.1      Benefit ........................................................................................9
         4.2      Payment........................................................................................11
         4.3      Funding........................................................................................11
         4.4      Tax Withholding................................................................................12
         4.5      Benefits are Not Compensation..................................................................12
         4.6      Nontransferability.............................................................................12

Article V  -  Deferrals And Investments..........................................................................12
         5.1      Elections......................................................................................12
         5.2      Establishment of Deferral Account..............................................................13
         5.3      Earnings Added to Deferral Accounts............................................................13
         5.4      Investment Direction...........................................................................13
         5.5      No Guaranty of Deferral........................................................................14
         5.6      Statements.....................................................................................14

Article VI   -   Distributions to Deferred Participants..........................................................15
         6.1      Form of Deferred Payments......................................................................15
         6.2      Installment Payments...........................................................................15
         6.3      Change in Control..............................................................................15
         6.4      Hardship Distribution..........................................................................16
         6.5      Accelerated  Withdrawal........................................................................16

Article VII.  Administration.....................................................................................17
         7.1      Administration.................................................................................17
         7.2      Finality of Determination......................................................................17
         7.3      Expenses.......................................................................................17
         7.4      Indemnification and Exculpation................................................................17



Article VIII.  Merger, Amendment, and Termination................................................................18
         8.1      Merger, Consolidation..........................................................................18


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         8.2      Claims Procedure...............................................................................18
         8.3      Securities Laws................................................................................19
         8.4      Amendment and Termination......................................................................19

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                            ARKANSAS BEST CORPORATION
                            -------------------------

                            SUPPLEMENTAL BENEFIT PLAN
                            -------------------------

                      Article I. Establishment and Purpose
                      ------------------------------------

         1.1 Establishment. Arkansas Best Corporation established the Arkansas Best Corporation Supplemental Benefit Plan (the "Plan") effective as of January 1, 1992 (the "Effective Date"), and hereby amends and restates it as of December 15, 1999.

         1.2 Purpose. The purpose of this Plan is to provide (i) a restoration of benefits of Category I Participants which were lost under the Qualified Plan
(x) because of amendments which were adopted, and Statutory Limitations imposed, subsequent to 1985, and (y) by reason of voluntary contributions to the VSP; and
(ii) a restoration of benefits of Category II Participants which were lost under the Current Qualified Plan solely by reason of voluntary contributions to the VSP.

                    Article II. Definitions and Construction
                    ----------------------------------------

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context otherwise requires, and when the defined meaning is intended, the term is capitalized.

                  (a) "ADMINISTRATOR" shall mean the Company, or a person(s) appointed by the Company, and without limitation the Administrator shall be primarily responsible for the administration of the Deferral Accounts and matters relating thereto.

                  (b) "ALTERNATIVE EARNINGS RATE" shall mean the Earnings of the Money Market Fund for the period of reference.

                  (c) "BASIC  BENEFIT"  shall mean the amount  determined  under
         Section 4.1 at the time of reference..


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                  (d)  "BENEFIT"  shall mean the Basic  Benefit and the Deferred
         Benefit, collectively; provided, further, that where it is necessary or appropriate to distinguish between those two classes of Benefits, reference shall be made to the specific class.

                  (e) "BENEFICIARY" means the person or persons designated by the Participant pursuant to SECTION 4.2 hereof; provided, further, and without limitation, that references herein to Participant shall be deemed to be references to Beneficiary after the death of the Participant and before all Benefits are paid to the Beneficiary, except that the Beneficiary shall have no right to deferral, and instead will receive a lump sum distribution of all Benefits hereunder within a reasonable time subsequent to the death of the Participant.

                  (f) "BOARD OF DIRECTORS" means the board of directors of the Company.

                  (g) "BUSINESS DAY" shall mean a day on which the New York Stock Exchange is operating.

                  (h) "CATEGORY I PARTICIPANT" shall mean each employee of the Company who is listed on Exhibit A.

                  (i) "CATEGORY II PARTICIPANT" shall mean each employee of the Company who is eligible to participate in the VSP, but who is not a Category I Participant; provided, further, that if a Category II Participant becomes a Category I Participant, his Benefits hereunder shall be calculated as though he had been a Category I Participant from his most recent date of hire by the Company.

                  (j) "CHANGE IN CONTROL" shall mean the first to occur of the following:

                           (i)      a dissolution or liquidation of the Company;
                  or

                           (ii) a sale of more than ten percent (10%) of the operating assets of the Company in a single transaction or a series of related transactions; or


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                           (iii) a merger or consolidation  (other than a merger
                  effecting a  re-incorporation  of the Company in another state
                  or  any  other  merger  or  a   consolidation   in  which  the
                  shareholders   of  the   surviving   corporation   and   their
                  proportionate  interests therein  immediately after the merger
                  or   consolidation   are   substantially   identical   to  the
                  shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation as a result of a transaction in which the shareholders of the parent of the Company and their proportionate interests
                  therein    immediately   after   the   transaction   are   not
                  substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board may at any time prior to such a merger or consolidation provide by resolution that there has been no Change in Control and that the foregoing provisions of this parenthetical shall not apply if
                  a  majority  of  the  Board  of   Directors   of  such  parent
                  immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction); or

                           (iv) a  transaction  in which any person  becomes the
                  owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board may at any time prior to such transaction provide by resolution that there has been no Change in Control and that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board


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                  immediately prior to the acquisition of such fifty percent
                  (50%) or more total combined voting power); or

                           (v) any other  transaction or series of  transactions
                  which the Board determines has the effect of a Change in Control.

                  (k) "CODE" shall mean the Internal Revenue Code of  1986,   as
            amended.

                  (l) "COMPANY" means Arkansas  Best Corporation

                  (m) "CURRENT QUALIFIED PLAN" shall mean the Qualified Plan as amended and/or restated, and in effect, at each date of reference.

                  (n) "DEFERRAL ACCOUNT" shall mean the account to which each Eligible Deferral Participant's Basic Benefit is added as a result of such Eligible Deferral Participant's Deferral Election.

                  (o) "DEFERRAL ELECTION" shall mean the Election Form filed by an Eligible Deferral Participant to defer the payment of some or all of his Basic Benefit to a specified Deferred Payment Date(s).

                  (p) "DEFERRED BENEFIT" shall mean the amount added to a Deferred Participant's Deferral Account at each time of reference.

                  (q) "DEFERRED PARTICIPANT" shall mean an Eligible Deferral Participant who has filed a timely Deferral Election form, and has not been paid all of his Deferred Benefit at the time of reference; provided, further, without limitation, that a Deferred Participant shall also be either a Category I Participant or a Category II Participant.

                  (r) "DEFERRED PAYMENT(S)" shall mean payment(s) of a Deferred Participant's Deferred Benefit in the form selected by the Deferred Participant.


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                  (s) "DEFERRED  PAYMENT DATE" shall mean,  with respect to each
         Deferred Participant, the date as of which his Deferred Payment of reference is made.

                  (t) "EARNINGS" shall mean the amounts notationally added or deducted from a Deferred Participant's Deferral Account (including, without limitation, unrealized appreciation or depreciation) based on his Measurement Preferences as determined by the Administrator under Rules of General Application.

                  (u) "ELECTION FORM" shall mean, collectively, a Deferral Election form, and an Investment Election form; provided, further, that where it is necessary or appropriate to distinguish between those two types of forms, reference shall be made to the specific form.

                  (v) "ELIGIBLE DEFERRAL PARTICIPANT" shall mean each Participant (i) who Separates after age 55 and who, at such date of Separation, has completed 10 or more "Years of Vesting Service" as defined in the Qualified Plan, (ii) whose Separation is not by reason of death, and (iii) whose Basic Benefit exceeds $5,000.

                  (w) "FINAL ELECTION DATE" shall mean (i) in the case of the deferral of an Eligible Deferral Participant's Basic Benefit, the later of (x) January 15, 2000, and (y) the 365th day prior to such Eligible Deferral Participant's date of Separation; provided, further, that where a Participant suffers an involuntary Separation, as determined by the Administrator in its sole discretion, the final filing date shall be the date described in (y above) if a Deferral Election form is filed on that date, and otherwise shall be the first date thereafter (but prior to Separation) on which a Deferral Election form is filed, and
         (ii) in the case of a Deferred Participant with respect to any Deferred Payment(s), the 365th day prior to the Deferred Payment Date of such Deferred Payment(s).


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                  (x) "INSTALLMENT  PAYMENT" shall mean an annual  distribution, in cash, of a Deferred Participant's Deferred Benefit over a period of years as provided for in SECTIONS 6.1 and 6.2.

                  (y) "INVESTMENT ELECTION" shall mean the Election Form filed by a Deferred Participant on which he selects his or her Measurement Preferences, as described in SECTION 5.4.

                  (z) "LUMP SUM" shall mean a single distribution, in cash, of a Participant's Basic Benefit, or Deferred Benefit, or both.

                  (aa) "MONEY MARKET FUND" shall mean the fund which is a Measurement Preference, which is composed primarily of debt instruments, and which the Administrator determines to have the least risk to principal of all of the Measurement Preferences.

                  (bb) "PARTICIPANT" means, individually and collectively, a Category I Participant and a Category II Participant; provided, further, that where it is necessary or appropriate to distinguish between those two classes of Participant, reference shall be made to the specific class.

                  (cc) "PLAN" means this Arkansas Best Corporation Supplemental Benefit Plan, as amended from time to time.

                  (dd) "PLAN YEAR" means the 12-month period beginning January 1 and ending December 31.

                  (ee) "QUALIFIED PLAN" means the Arkansas Best Corporation Retirement Plan (aka Arkansas Best Corporation Pension Plan) as amended and restated effective January 1, 1985, and as amended from time to time to the extent such amendments increase benefits.


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                  (ff)  "RULES OF GENERAL  APPLICATION"  shall mean those  rules promulgated by the Administrator, in its sole discretion, from time to time with respect to the matter of reference, but which will be applied in a similar manner to Participants similarly situated.

                  (gg)  "SEPARATES"  OR  "SEPARATION"  or  similar  shall mean a
         Participant's termination of employment with the Company or any affiliate of the Company for any reason (including death or disability).

                  (hh) "SPECIAL RESTORED COMPENSATION" shall mean, the amount, if any, of the compensation of a Category II Participant (i) which is deferred in accordance with the terms of the VSP, and (ii) which, if not for such deferral, would have increased such Category II Participant's Average Monthly Compensation as defined in the Current Qualified Plan at the time of reference.

                  (ii) "STATUTORY LIMITATIONS" shall mean (i) the coverage and benefit requirements the Qualified Plan must satisfy in order to comply with the nondiscrimination requirements of the Code, and (ii) the compensation and benefits limitations which are imposed on the Qualified Plan under Section 4.01(a)(17) and Section 4.15 of the Code, and the regulations promulgated thereunder.

                  (jj) "THIRD-PARTY RECORDKEEPER" shall mean the person or entity selected by the Administrator to maintain the records necessary to the administration of the Investment Elections.

                  (kk) "VSP" shall mean the Arkansas Best Corporation Voluntary Savings Plan, as now or hereafter in effect.


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         2.2 Gender and Number.  Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender and the neuter gender, and the definition of any term in the singular shall also include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

         2.4 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Arkansas.

         2.5 Plan Not an Employment Contract. This Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

                           Article III. Participation
                           --------------------------

         3.1 Participation. Participation in this Plan shall be limited to those persons (i) who are Participants on December 14, 1999, or (ii) who are not described in (i), but who are an Employee on or after December 15, 1999 and who are, or have been, eligible to participate in the VSP; it being recognized, without limitation, that some Category II Participants may never accrue a Benefit.



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                         Article IV. Benefit and Payment
                         -------------------------------

         4.1      Benefit

                  (a) Benefits of Category I Participants. The Basic Benefits payable to a Category I Participant under this Plan shall be equal to the actuarial equivalent of the excess, if any, of (i) the benefits which would be payable to the Category I Participant under the
         Qualified Plan if the provisions of the Qualified Plan were administered (x) without regard to the maximum benefit limitations of
         Section 415 of the Code, and (y) without regard to the limitation imposed by Section 401(a)(17) of the Code, over (ii) the benefits which are actually payable to such person under the Current Qualified Plan, with the benefits in both (i) and (ii) being computed as of the date the Category I Participant Separates. Without limitation, the amount described in "(i)" shall be determined as if the Qualified Plan's definition of Compensation were amended by (iii) deleting all direct or indirect references to the provisions of Section 401(a)(17) of the Code, (iv) adding thereto a provision which would cause the Qualified Plan's definition of Compensation to include all amounts which a Category I Participant shall contribute to the VSP as a Compensation
         Deferral Contribution (as defined in the VSP); and (v) applying the Qualified Plan's definition of Compensation so as to reflect the historical intent and practice of excluding all income which the Company considered as not subject to FICA tax, including without limitation, the exclusion of all income from the exercise of stock options. Basic Benefits payable under this Plan shall be computed in accordance with the foregoing and with the objective that the Category I Participant should receive under this Plan and the Current Qualified Plan that total amount which would have been payable to the Category I Participant solely under the Qualified Plan had Section 415 and Section 401(a)(17) of the Code not been applicable thereto, and had he not elected to make Compensation Deferral Contribution(s) as defined in the VSP; provided, however, that it is not intended that there be any service or compensation credited under more than one supplemental benefit plan


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         and no Category I Participant  shall  receive Basic  Benefits from this
         Plan with respect to service and compensation to the extent, as determined by the Administrator in its sole discretion, he receives benefits with respect thereto under the ABF Freight System, Inc. Supplemental Benefit Plan or the Data-Tronics Supplemental Benefit Plan.

                  (b) Benefit of Category II Participants. The Basic Benefits payable to a Category II Participant under this Plan shall be equal to the actuarial equivalent of the excess, if any, of the benefits which would be payable to the Category II Participant (i) under the Current Qualified Plan, if the Current Qualified Plan's definition of Compensation (without limitation, determined by the application described in Section 4.1 (a)(v)) included the Special Restored Compensation, if any, of such Category II Participant, over (ii) the benefits which are actually payable to such Category II Participant under the Current Qualified Plan, with both benefits being computed as of the date the Category II Participant Separates. Basic Benefits of each Category II Participant payable under this Plan shall be computed in accordance with the foregoing, and with the objective that the Category II Participant should receive under this Plan and the Current Qualified Plan that total amount which would have been payable to the Category II Participant solely under the Current Qualified Plan (calculated, without limitation, by recognizing and applying the limitations of Section 415 and Section 401(a)(17) of the Code) if he had not incurred a Compensation Deferral Contribution as defined in the VSP; provided, however, that it is not intended that there be any Special Restored Compensation credited under more than one supplemental benefit plan and no Category II Participant shall receive Basic Benefits from this Plan to the extent he receives benefits under the ABF Freight System, Inc. Supplemental Benefit Plan or the Data-Tronics Supplemental Benefit Plan.


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         4.2 Payment.  Except as provided with respect to Deferred  Participants
(see SECTIONS 6.1 and 6.2), any Basic Benefit payable hereunder shall be paid to a Participant in the form of a single Lump Sum cash payment within a reasonable time after his date of Separation. Any Participant shall have the right under this Plan, at any time prior to his death, to designate a Beneficiary, which may be different than the Beneficiary named under the Current Qualified Plan, for purposes of receiving Benefits under this Plan payable after his death, or to revoke or change such Beneficiary designation. In the event that a Participant wishes to exercise such right, he shall make his Beneficiary designation, revocation or change in such manner as the Administrator shall prescribe. Such designation, revocation or change is only for purposes of the payment of death benefits that may be payable under this Plan. The designation of a different beneficiary for purposes of this Plan shall only affect the identity of the person or persons entitled to receive death benefits under this Plan; it shall not affect the amount of Benefits payable under this Plan, nor shall it affect the time or the form in which Benefits are payable hereunder. Moreover, if the Participant does not exercise his right to designate a different Beneficiary for purposes of this Plan, the Participant's Beneficiary under the Qualified Plan shall also be his Beneficiary under this Plan. Without limiting the generality of the foregoing, upon the death of a Deferred Participant, his or her Deferred Benefits shall be paid in accordance with the provisions of this paragraph.

         4.3 Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Company or from such funding vehicle, if any, as the Company shall establish for this purpose; provided, further, that all assets paid into any such funding vehicle shall be subject to the terms, conditions, and limitations set forth in the document(s) establishing such funding vehicle but which, in any event, shall at all times, prior to payment to a Participant, remain subject to the general creditors of the Company. The benefits restored hereunder, including any Deferred Benefits, shall be


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reflected on the accounting  records of the Company.  Nothing  contained in this
Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or other person.

         4.4 Tax Withholding. The Company may withhold or cause to be withheld from any Benefit payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

         4.5 Benefits are Not Compensation. No Benefit accrued or payable hereunder shall be deemed compensation to the Participant for the purposes of computing benefits to which such Participant may be entitled under the Qualified Plan, the Current Qualified Plan, or any other retirement plan or arrangement of the Company for the benefit of its employees; provided, further, that in the event of a conflict with this Plan, the terms of each retirement plan or arrangement shall control.

         4.6 Nontransferability. A Participant shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

                      Article V - Deferrals And Investments
                      -------------------------------------

         5.1 Elections. Each Eligible Deferral Participant may file a Deferral Election form with the Administrator and become a Deferred Participant, provided such filing is made prior to his Final Election Date under SECTION 2(W)(I).

         5.2 Establishment of Deferral Account. The Administrator shall estab-lish a Deferral Account for each Deferred Participant, (i) to which shall be added the deferred portion of such


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Deferred  Participant's  Basic Benefit  effective not less than thirty (30) days after his Separation,  (ii) to which shall be added (or deducted) Earnings,  and
(iii) from which shall be deducted Deferred Payments.

         5.3 Earnings Added to Deferral Accounts. Earnings shall be added to each Deferral Account based on the Deferred Participant's Measurement Preference as shall be determined by the Administrator in accordance with Rules of General Application.

         5.4 Investment Direction. Effective as of each Business Day, in accordance with Rules of General Application, each Deferred Participant may select investments ("Measurement Preferences") from among the different investment alternatives which are made available by the Administrator. No actual investments shall be made by Deferred Participants. The Measurement Preferences are only for the purpose of determining the Company's payment obligation under
Article VI and such Measurement Preferences do not control any actual investments made by the Company.

         A Deferred Participant may change his Measurement Preferences as of each Business Day by filing an Investment Election form with the Administrator who will review and determine whether such direction shall be forwarded, and if the Administrator elects to follow such direction, he shall notify the Third Party Recordkeeper. If a Deferred Participant has not filed an Investment Election form with respect to some or all of the amount in his Deferral Account, he will be deemed to have elected for such amount to be invested in the Money Market Fund until the first Business Day with respect to which he has designated an investment of such amount by filing an Investment Election form.

         Notwithstanding the forgoing, the Administrator shall have the power to reject some or all of the selections of Measurement Preferences selected by any one or more Deferred Participants by advising the affected Deferred Participant(s) in writing of such rejection within five (5) days of receiving an Investment Election form selecting or changing a Deferred Participant's Measurement Preferences. If the Administrator rejects a selection, notwithstanding any provision hereof to the contrary, the portion of such Deferral Account(s) subject to such rejection shall be credited with the Alternative Earnings Rate until a Measurement Preference is approved.

         5.5 No Guaranty of Deferral. While the Company intends that the Deferral Election(s) will result in the deferral of the imposition of a federal income tax on the funds added to a Deferred Participant's Deferral Account until such time as they actually shall be paid to such Deferred Participant, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by any Eligible Deferral Participant(s) or Deferred Participant(s) in the event it is determined by applicable authorities that such deferral was not accomplished, and each Participant who files an Election Form should consult his or her own tax advisor(s) to determine the tax consequences in his or her specific case, and their suitability for the filing of such Election Form.

         5.6 Statements. As soon as reasonably possible following each Plan Year, and at such other times as determined by the Administrator under Rules of General Application, the Administrator shall furnish each Deferred Participant with a statement setting forth (i) the amount in his Deferral Account, (ii) the Earnings added or deducted from his Deferral Account for such period, and (iii) any deducted charges to, or distributions from, his Deferral Account during such period.

               Article VI - Distributions to Deferred Participants
               ---------------------------------------------------

         6.1 Form of Deferred Payments. A Deferred Participant's Deferred Payments may be made or commenced at any time following the date on which they are first added to his Deferral Account, and may be paid on the date(s) designated and either in a Lump Sum or in up to fifteen (15) Installment Payments, as a Deferred Participant shall select on the Deferral Election in effect on the Final Election Date preceding the Deferred Payment Date of reference. Only the last Deferral Election form filed on or before such Final Election Date of reference shall be effective.

         6.2 Installment Payments. If a Deferred Participant elects a Deferred Payment in the form of Installment Payments, each installment shall be equal to either (i) a fixed amount each year (not in excess of the balance of his Account at the time of the distribution), with the remaining balance of his Deferral Account distributed as the final installment; (ii) the product of (w) the balance of his Deferral Account on the first Business Day of the Plan Year in which such payment is made, multiplied by (x) a fraction, the numerator of which is one (1), and the denominator of which is the total number of installments originally elected less the number of installments previously paid plus, in the case of the last Installment Payment, the remaining amount in his Deferral Account, or (iii) such other method as shall be (y) requested by the Deferred Participant on the Election Form of reference, and (z) approved by the Administrator in his sole discretion. Installment Payments shall be paid at such time during the Plan Year as shall be determined by the Administrator.

         6.3 Change in Control. Notwithstanding any other provision to the contrary, upon a Change in Control, all Deferred Benefits hereunder (including, without limitation, Deferred Benefits otherwise payable on a later Deferred Payment Date, including, again without limitation, any remaining Installment Payments), shall be distributed to Deferred Participants in a Lump Sum as soon as reasonably possible, but not more than thirty (30) days, after such Change in Control.

Notwithstanding the foregoing, at any time prior to the date of a Change in Control, a Deferred Participant may elect to waive the provisions of this
Section 6.3 with respect to a designated Change in Control and continue to retain his Benefits under the Plan as if such Change in Control had not occurred.

         6.4 Hardship Distribution. Upon the Administrator's determination (following petition by a Deferred Participant) that a Deferred Participant has suffered a "severe financial hardship," the Administrator shall distribute to such Deferred Participant that portion of such Deferred Participant's Deferred Benefit as requested by such Deferred Participant and approved by the Administrator, but in no event shall the Administrator approve a distribution which is greater than is necessary to relieve the financial hardship. A "severe financial hardship" means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by either a Deferred Participant or his dependents, the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond a Deferred Participant's control, which such Deferred Participant can satisfy through available or attainable assets. Without limitation, the definition of severe financial hardship does not include the need to send a child to college or the desire to purchase a home. The Administrator shall evaluate the facts and circumstances of each hardship request. A Deferred Participant shall receive a single lump-sum cash payment of the amount approved by the Administrator as soon as possible following the Administrator's approval.

         6.5 Accelerated Withdrawal. A Deferred Participant may request distribution of a portion (not less than $1,000) of his Deferred Benefit before its Deferred Payment Date. If such request is approved by the Administrator, which approval may be granted or withheld at the sole discretion of the Administrator, an amount equal to ten percent (10%) of the amount withdrawn shall be deducted from such Deferred Participant's Deferral Account and irrevocably forfeited. The amount forfeited shall inure to the benefit of the Company in the manner determined by the Administrator.

                           Article VII. Administration
                           ---------------------------

         7.1 Administration. The Plan shall be administered by the Company, who may delegate that responsibility to any one or more persons or committees. If more than one person is acting as Administrator, a majority of the members shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Administrator. The Administrator shall have the authority which is expressly stated in this Plan as vested in the Administrator, and authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

         7.2 Finality of Determination. The determination of the Administrator as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons. Without limitation, the Board of Directors' determinations as to which persons are Category I Participants and Category II Participants, the specific benefits which shall be restored to each such Participant, and the vehicle, if any, to be used to fund such restorations of benefits shall be final, binding and conclusive upon all persons.

         7.3 Expenses. The expenses of administering the Plan shall be borne by the Company.

         7.4 Indemnification and Exculpation. The members of the Board of Directors, the Administrator, and officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

                Article VIII. Merger, Amendment, and Termination
                ------------------------------------------------

         8.1 Merger, Consolidation. In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, this Plan will terminate unless the successor or acquiring corporation shall elect to continue and carry on the Plan.

         8.2 Claims Procedure. The Administrator will make all determinations as to the rights of any employee, Participant, Beneficiary or other person under the terms of this Plan. Any employee, Participant, Beneficiary, or person claiming under them, may make a claim for benefits under this Plan by filing written notice with the Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Administrator a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing the Administrator and delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the such person's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Administrator will serve as an agent for service of legal process with respect to the Plan unless the Company, through written resolution, appoints another agent.

         8.3 Securities Laws. The Plan intends to comply with and be exempt under The Securities Act of 1933, as amended. The Deferred Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

         8.4 Amendment and Termination. The Board of Directors may amend, modify, or terminate the Plan at any time. In the event of an amendment or termination of the Plan pursuant to this Section or Section 8.1, the Benefits accrued hereunder, prior to the later of the date of adoption, or the effective date, of the amendment shall continue to be an obligation of the Company, and shall be paid no later than the dates(s) provided hereunder immediately prior to the later of the date of adoption, or the effective date, of the amendment; and provided further, without limitation, that such amounts may be paid earlier, with actuarial reductions based on the actuarial assumptions in the Qualified Plan, in the sole discretion of the Administrator.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on ________ day of _________________, 1999.

                                      ARKANSAS BEST CORPORATION


                                      By:
                                             -----------------------------------

ATTEST:



-----------------------------------